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                                                                   Exhibit 5.1
March 17, 2000

IFCO Systems N.V.
Rivierstaete
Amsteldijk 166
1079 LH Amsterdam
The Netherlands


Ladies and Gentlemen:

We have acted as legal counsel in the Netherlands to IFCO Systems N.V., a public limited liability company under the laws of The Netherlands (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended, of a registration statement on Form S-8, dated the date hereof (the "Registration Statement") with the United States Securities and Exchange Commission. The Registration Statement relates to the registration of 6,064,802 ordinary shares of the Company issuable from time to time under the IFCO
Systems N.V. 2000 Stock Option Plan (the "Option Shares").

In rendering this opinion we have examined and relied upon the following documents:

(1) The IFCO Systems N.V. 2000 Stock Option Plan as filed with the Registration Statement (the "Plan");

(2)  the Registration Statement;

(3) an excerpt dated the date hereof of the registration of the Company in the Trade Register of the Chamber of Commerce of Amsterdam, The Netherlands (the "Excerpt");

(4) a copy of the Deed of Incorporation of the Company (the "Deed of Incorporation"), executed on March 31, 1999;

(5) the current articles of association (statuten) of the Company which according to the Extract are in force on the date hereof (the "Articles");

(6)  resolutions by the Board of Directors of the Company dated March 7, 2000;

(7)  resolutions by the shareholders of the Company dated March 2, 2000;
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(8)  a company certificate of even date attached hereto as Annex 1 (the "Company
                                                           -------
     Certificate");

and such other documents and such treaties, laws, rules, regulations, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have assumed:

(i)    the genuineness of all signatures;

(ii) the authenticity of all the agreements, certificates, and other documents submitted to us as originals;

(iii) the conformity to the originals of all documents submitted to us as copies;

(iv) that any Option Shares will be issued, offered, sold, delivered, duly accepted by the subscribers therefor, persons entitled to purchase Option Shares under the Plan, (a) as contemplated and in accordance with the Plan and the Registration Statement, (b) in accordance with any applicable law, (c) in accordance with the articles of association of the Company as in force at the time of issuance of such Option Shares and (d) with such terms so as not to violate any applicable law (including, for the avoidance of doubt, any law applicable at the time of such issue, offer, sale, delivery and acceptance) and upon issue of each Option Share at least a consideration (in cash or in kind) will be paid to the Company on such Option Share with a value equal to the nominal amount thereof and any premium agreed upon;

(v) that each time when an Option Share is issued, the authorized capital ("maatschappelijk kapitaal") and the issued capital ("geplaatst kapitaal") of the Company are such that such Option Share can be validly issued; and

(vi) that the contents of the Excerpt and the Company Certificate are true and complete as of the date hereof.

Based on the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing under the law of the Netherlands as a legal entity in the form of a "Naamloze Vennootschap".

2. The Option Shares have been duly authorized and will be validly issued by the Company in accordance with the law of the Netherlands and the provisions of the
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    Articles of Association applicable thereto and will be fully paid up and non-assessable.

The opinions expressed above are subject to the following qualification:

Pursuant to article 3 paragraph 1 of the Netherlands 1995 Act on the supervision of the securities trade ("Wet toezicht effectenverkeer 1995", the "Securities Act") it is prohibited to offer securities upon issue (as further defined in such act) in or from within the Netherlands outside a closed circle or to hold the prospect of such offering by means of advertisements or documents. The Securities Board of the Netherlands ("Stichting Toezicht Effectenverkeer") generally takes the view that the offering of securities by a company to its employees, managing directors or supervisory directors and to employees, managing directors or supervisory directors of group companies ("groepsmaatschappijen") of such company within the meaning of article 24b of Book 2 of the Netherlands Civil Code falls within a "closed circle" within the meaning of article 3 paragraph 1 of the Securities Act. According to the Securities Board an offering of securities to a broader group of persons, including e.g. consultants, does not fall within such "closed circle". It is uncertain what the legal consequences are of acting in breach of the prohibition as set out in article 3 paragraph 1 of the Securities Act. It cannot be excluded that the relevant legal act is null and void or voidable.

We express no opinion on any law other than the law of The Netherlands as it currently stands and has been interpreted in published case law of the courts of The Netherlands as per the date hereof. We express no opinion on any laws of the European Communities (insofar as not implemented in The Netherlands in statutes or other regulations of general application).

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, or any other document examined in connection with this opinion except as expressly confirmed herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Yours sincerely,



Stibbe Simont Monahan Duhot P.C.